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                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH 12,
                                     1998)
                                     PROSPECTUS NUMBER: 1670


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $25,000,000.00


CUSIP NUMBER:            59018S C36


INTEREST RATE:           5.81000%


ORIGINAL ISSUE DATE:     March 23, 1998


STATED MATURITY DATE:    March 23, 2000


INTEREST PAYMENT DATES:  The 15th of May and November, commencing on May 15, 1998 through and including the Stated Maturity Date, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   March 18, 1998


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